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                                                                   EXHIBIT 23.04

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated January 24, 2001, except as to Note 15, to which the date is March 6, 2001, and as to Note 12, to which the date is February 13, 2002, relating to the financial statements, which appears in HNC Software Inc.'s Current Report on Form 8-K dated February 14, 2002. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

PricewaterhouseCoopers LLP

San Diego, California
February 14, 2002